Morgan Stanley Real Estate Fund
                          Item 77(O) 10F-3 Transactions
                        December 31, 2003 - May 31, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
 St. Joe    02/10/  6,000,   $39.20 $235,200  16,400  0.273%   0.13    Morgan
 Company      04      000             ,000                      5%    Stanley
            02/11/  24,508   $19.00 $465,663  17,800  0.073%   0.16  Citigroup,
              04     ,617             ,372                      9%    Merrill
                                                                      Lynch &
Affordable                                                           Co, Credit
Residentia                                                             Suisse
    l                                                                  First
Communitie                                                            Boston,
  s Inc.                                                               Morgan
                                                                      Stanley,
                                                                        UBS
                                                                     Investment
                                                                       Bank,
                                                                      Wachovia
                                                                     Securities
                                                                     and  Legg
                                                                     Mason Wood
                                                                       Walker
                                                                     Incorporat
                                                                         ed